Exhibit 3(f)

                          CERTIFICATE OF INCORPORATION

                                       OF

                                   UTPI CORP.

                Under Section 402 of the Business Corporation Law

                  The undersigned, being a natural person of at least 18 years of age and acting as the incorporator of the Corporation hereby being formed under the Business Corporation Law of the State of New York, certifies:

                  FIRST:            The name of the Corporation shall be UTPI

CORP.

                  SECOND:           The Corporation is formed for the following
purposes:

                           To engage in any lawful act or  activity  for which a
                  corporation may be organized under the New York Business Corporation Law, provided that the Corporation is not formed to engage in any act or activity which requires the consent of any State official, department, board, agency or other body.

                  THIRD:            The office of the Corporation shall be
located in the Town of North Hempstead, County of Nassau, State of New York.

                  FOURTH:           The aggregate number of shares which the
Corporation shall have authority to issue is 5,002,500 shares, to consist of 5,000,000 shares, $.01 par value per share, all of which are of the same class and all of which are designated as common shares (the "Common Stock") and 2,500 shares, $.01 par value per share, all of which are of the same class and all of which are designated as preferred stock (the "Preferred Stock").

                  FIFTH:            The powers, preferences, restrictions and
rights granted to or imposed on the respective classes of stock are as follows:

                  (a) Each share of Common Stock shall have one vote for all corporate purposes, with no cumulative voting rights.

                  (b) The Preferred Stock shall not entitle any holder thereof to vote at any meeting of shareholders of the Corporation, or otherwise to participate in any action taken by the Corporation or the shareholders thereof, whether by consent in writing or otherwise.

                  (c) The holders of Preferred Stock shall be entitled to receive out of the earnings or net profits of the Corporation, at the time legally available for the declaration of dividends, but only when declared by the Board of Directors, noncumulative dividends at the rate of 5% of the par value thereof per annum, and no more, payable as the Board of Directors shall determine, before any dividend shall be set apart or paid on the Common Stock for such year. After the full noncumulative dividend as aforesaid for the then current dividend period shall have been declared, paid or set apart for payment to the holders of Preferred Stock, the holders of Common Stock of the Corporation shall be entitled to receive, pro rata to the exclusion of the holders of Preferred Stock, such dividends as, from time to time, may be declared by the Board of Directors.

                  (d) In the event of any liquidation, dissolution, or winding-up of the Corporation, whether voluntary or involuntary, the holders of the Preferred Stock shall be entitled to receive out of the assets of the Corporation available for distribution to its shareholders, whether from capital, surplus, or earnings, an amount equal to the par value of the Preferred Stock plus all accrued and unpaid dividends thereon, before any distribution of the assets shall be made to the holders of the Common Stock and, thereafter, the holders of the Common Stock shall be entitled, to the exclusion of the holders of the Preferred Stock, to share ratably in all assets of the Corporation remaining after such payment to the holders of the Preferred Stock. If, upon such liquidation, dissolution or winding-up of the Corporation, the assets of the Corporation shall not be sufficient to permit the payment in full to the holders of the Preferred Stock of the preferential amounts provided for herein, then the entire assets of the Corporation shall be distributed ratably among the holders of the Preferred Stock. Notwithstanding the foregoing provisions, no distribution of assets among the holders of the Preferred Stock and the holders of the Common Stock shall be required in the event of a consolidation, merger, lease or sale which does not, in fact, result in the liquidation or winding-up of the Corporation or its business.

                  (e) The Preferred Stock shall, at the option of the respective holders thereof, be convertible into fully paid and non-assessable shares of Common Stock, at the rate of 100 shares of Common Stock for each share of Preferred Stock surrendered, upon surrender to the Corporation of the certificates of the Preferred Stock so to be converted, duly assigned in blank for transfer. Notwithstanding the foregoing, the Corporation shall not accept for conversion any shares of the Preferred Stock unless and until, for the twelve-month period commencing on the first day of the first month immediately following the closing of the sale, pursuant to an effective registration statement under the Securities Act of 1933, as amended, of shares of Common Stock (the "Public Sale"), the consolidated earnings of the Corporation and its subsidiaries before (i) deduction of or allowance or provision for taxes based on income and (ii) any extraordinary gain or loss, equals or exceeds $1.44 per share of Common Stock on a fully-diluted basis, i.e., after giving effect to the conversion of all shares of Preferred Stock and any other securities convertible into Preferred Stock, but without giving effect to the exercise of any over-allotment option granted to any underwriter in connection with the Public Sale, as determined by the Corporation's independent public accountants. Shares of Preferred Stock converted into Common Stock shall not be reissued but shall be cancelled.

                  (f) So long as any shares of the Preferred Stock remain outstanding, the Corporation shall reserve and keep available out of its authorized but unissued Common Stock, solely for the purpose of effecting the conversion of the Preferred Stock, the full number of shares of Common Stock deliverable upon the conversion of the Preferred Stock from time to time outstanding.

                  (g) In case of any  combination  or  change  of the  Preferred
Stock or Common Stock into a different number of shares of the same or any other class or classes, or in case of any consolidation or merger of the Corporation with or into another corporation, or in case of any sale or conveyance to another corporation of the property of the Corporation as an entity or substantially as an entity, the aforesaid conversion rate shall be appropriately adjusted so that the rights of the holders of the Preferred Stock and Common Stock will not be diluted as a result of such combination, change, consolidation, merger, sale or conveyance.

                  SIXTH: No holder of the Common Stock or Preferred Stock of this Corporation shall, by reason of his shareholdings, have any preemptive right to purchase, subscribe to, or have first offered to him any shares of any class of the Corporation, presently or subsequently authorized, or any notes, debentures, bonds, or other securities of the Corporation convertible into, or carrying options or warrants to purchase shares of any class, presently or subsequently authorized (whether or not the issuance of any such shares, or such notes, debentures, bonds, or other securities, would adversely affect the dividend or voting rights of such shareholder), other than such rights, if any, as the Board of Directors, in its discretion, from time to time may grant, and at such prices as the Board of Directors in its discretion may fix, and the Board of Directors may issue shares of any class of the Corporation, or any notes, debentures, bonds or other securities convertible into, or carrying options or warrants to purchase shares of any class without offering any such shares of any class, either in whole or in part, to the existing shareholders of any class.

                  SEVENTH: The Secretary of State of the State of New York is designated as the agent of the Corporation upon whom process in any action or proceeding against the Corporation may be served. The post office address to which the Secretary of State shall mail a copy of any process against the Corporation served upon him is: c/o Golenbock and Barell, 645 Fifth Avenue, New York, New York 10022, Attention: Donald D. Shack, Esq.

                  EIGHTH: The Corporation shall, to the fullest extent permitted by Sections 722, 723 and 724 of the New York Business Corporation Law, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said sections from and against any and all of the expenses, liabilities or other matters referred to in or covered by said sections, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any by-law, agreement, vote of stockholders or directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

                  IN  WITNESS   WHEREOF,   the   undersigned  has  executed  and
acknowledged this certificate this 9th day of January, nineteen hundred and eighty-four.

                                         /s/ Barbara S. Shapiro
                                         ----------------------
                                             Barbara S. Shapiro

                                         c/o Golenbock and Barell
                                         645 Fifth Avenue
                                         New York, New York  10022

STATE OF NEW YORK      )
                        : ss.:
COUNTY OF NEW YORK     )

                  On the date hereinafter set forth, before me personally came Barbara A. Shapiro, to me known, and known to me to be the person described in and who executed the foregoing Certificate, and she acknowledged to me that she executed the same.

Dated:  January 9, 1984

                                       /s/ Cathleen D. Cole
                                       --------------------
                                       Notary Public

                              CERTIFICATE OF MERGER

                                       OF
                       UNIFORCE TEMPORARY PERSONNEL, INC.

                                       AND
                                   UTPI CORP.

                                      INTO
                                   UTPI CORP.

                Under Section 904 of the Business Corporation Law

                  We, the undersigned, being the President and Secretary of UNIFORCE TEMPORARY PERSONNEL, INC., a New York corporation, and the Incorporator of UTPI CORP., a New York corporation, do hereby certify:

                  1. A Plan of Merger setting forth the terms and conditions of the merger of the below-named constituent corporations has been adopted by the boards of directors of each such constituent corporation.

                  2.       (a)      The name of each constituent corporation is
as follows:  UNIFORCE TEMPORARY PERSONNEL, INC., formed under the name "Fann-Temps, Inc.", and UTPI CORP.

                           (b)      The name of the surviving corporation is

UTPI CORP.

                  3. Uniforce Temporary Personnel, Inc. has authorized 1,000,000 shares of Common Stock, $.01 par value per share, all of which are entitled to vote, and of which 504,839 shares are outstanding, and UTPI Corp. has authorized 5,000,000 shares of

Common Stock, $.01 par value per share, all of which are entitled to vote, and none of which is issued and outstanding, and 2,500 shares of Preferred Stock, $.01 par value per share, none of which is entitled to vote, and none of which is issued and outstanding.

                  4. Upon the effective date of the merger, the Certificate of Incorporation of UTPI Corp. shall be amended so that Paragraph First shall read as follows:

                  "FIRST: The name of the Corporation shall be UNIFORCE TEMPORARY PERSONNEL, INC."

                  5. The merger shall be effective immediately upon the filing of this Certificate by the Department of State.

                  6.       (a)      The Certificate of Incorporation of Uniforce
Temporary Personnel, Inc. was filed on September 21, 1961 under the name "Fann-Temps, Inc."

                           (b)      The Certificate of Incorporation of UTPI
Corp. was filed on January 11, 1984.

                  7. The merger was authorized at a meeting of shareholders by the vote of the holders of not less than two-thirds of all outstanding shares of Uniforce Temporary Personnel, Inc. entitled to vote thereon. There being no shareholders of record of UTPI Corp. and no subscription for shares of capital stock having been accepted, the merger was authorized by the written consent of the sole incorporator of UTPI Corp.

                  IN WITNESS WHEREOF, we have duly executed this Certificate and affirm that the statements contained herein are true under the penalties of perjury this 11th day of January, 1984.

                                    UNIFORCE TEMPORARY PERSONNEL, INC.


                                    By:/s/ John Fanning
                                       ----------------
                                       John Fanning, President

                                    By:/s/ Gordon Robinett
                                       -------------------
                                       Gordon Robinett, Secretary

                                    UTPI CORP.


                                    By:/s/ Barbara A. Shapiro
                                    -------------------------
                                       Barbara A. Shapiro, Sole Incorporator

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF
                       UNIFORCE TEMPORARY PERSONNEL, INC.

               (Under Section 805 of the Business Corporation Law)

                  We,   the   undersigned,    the   President   and   Secretary,
respectively, of UNIFORCE TEMPORARY PERSONNEL, INC., a New York corporation (the "Corporation"), hereby certify:

                  1. The name of the Corporation is UNIFORCE TEMPORARY PERSONNEL, INC. and the name under which it was formed was "UTPI Corp."

                  2. The Certificate of Incorporation of the Corporation was filed on January 11, 1984.

                  3. The Certificate of Incorporation is amended as authorized by Section 801 of the Business Corporation Law to remove the class of Preferred Stock from the Corporation's authorized shares.

                  4. To accomplish the foregoing amendment, Paragraphs FOURTH and FIFTH are hereby deleted in their entirety and the following new Paragraphs FOURTH and FIFTH are substituted in lieu thereof:

                           "FOURTH: The aggregate number of
                           shares which the Corporation shall
                           have authority to issue is 5,000,000
                           shares, $.01 par value per share, all
                           of which are of the same class and all
                           of which are designated as common
                           shares (the "Common Stock")."

                           "FIFTH" Each share of Common Stock
                           shall have one vote for all corporate
                           purposes, with no cumulative voting
                           rights. Each share of Common Stock
                           shall have equal rights on
                           dissolution, corporate distribution
                           and for all other corporate purposes."

                  5. The reference to Preferred Stock contained in Paragraph SIXTH of the Certificate of Incorporation is hereby deleted.

                  6. The amendment to the Certificate of Incorporation was authorized by the vote of the holders of a majority of all outstanding shares entitled to vote thereon at a meeting of shareholders.

                  IN WITNESS WHEREOF, we have duly executed this Certificate of Amendment and affirm that the statements contained herein are true under the penalties of perjury this 10th day of February, 1984.

                                             /s/ John Fanning
                                             --------------------------
                                             John Fanning, President

                                             /s/ Gordon Robinett
                                             --------------------------
                                             Gordon Robinett, Secretary

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF
                       UNIFORCE TEMPORARY PERSONNEL, INC.

               (Under Section 805 of the Business Corporation Law)

                  We,   the   undersigned,    the   President   and   Secretary,
respectively, of UNIFORCE TEMPORARY PERSONNEL, INC., a New York corporation (the "Corporation"), hereby certify:

                  1. The name of the Corporation is UNIFORCE TEMPORARY PERSONNEL, INC. and the name under which it was formed was "UTPI Corp."

                  2. The Corporation's Certificate of Incorporation was filed by the Department of State of the State of New York on

January 11, 1984.

                  3. The Certificate of Incorporation is amended as authorized by Section 801 of the Business Corporation Law as follows:

                           (a)      To add a new sentence to Paragraph Eighth of
the Certificate of Incorporation so that Paragraph Eighth shall read in its entirety as follows:

                           "EIGHTH: The personal liability of the
                           directors of the Corporation to the
                           Corporation or its shareholders for
                           damages for any breach of duty as a
                           director, is hereby eliminated to the
                           fullest extent permitted by the
                           Business Corporation Law of the State
                           of New York, as the same may be
                           amended and supplemented. The
                           Corporation shall, to the fullest
                           extent permitted by

                           Sections 722, 723 and 724 of the New
                           York Business Corporation Law, as the
                           same may be amended and supplemented,
                           indemnify any and all persons whom it
                           shall have power to indemnify under
                           said sections from and against any and
                           all of the expenses, liabilities or
                           other matters referred to in or
                           covered by said sections, and the
                           indemnification provided for herein
                           shall not be deemed exclusive of any
                           other rights to which those
                           indemnified may be entitled under any
                           by-law, agreement, vote of
                           stockholders or directors or
                           otherwise, both as to action in his
                           official capacity and as to action in
                           another capacity while holding such
                           office, and shall continue as to a
                           person who has ceased to be a
                           director, office,r employee or agent
                           and shall inure to the benefit of the
                           heirs, executors and administrators of
                           such person."

                  4. The foregoing amendment to the Certificate of Incorporation was authorized by the affirmative vote of all of the directors of the Corporation at a meeting duly held, at which meeting a quorum was present and voting throughout, followed by the affirmative vote of the holders of at least a majority of the outstanding shares of Common Stock of the Corporation entitled to vote thereon at a meeting of the shareholders duly held, at which meeting a quorum was present and voting throughout.

                  IN WITNESS WHEREOF, we have duly executed this Certificate of Amendment and affirm that the statements contained herein are true under the penalties of perjury this 12th day of May, 1988.

                                             /s/ John Fanning
                                             -----------------------
                                             John Fanning, President

                                             /s/ Joan Phillips
                                             ------------------------
                                             Joan Phillips, Secretary

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF
                       UNIFORCE TEMPORARY PERSONNEL, INC.

               (Under Section 805 of the Business Corporation Law)

                We, the undersigned, the President and Secretary, respectively, of UNIFORCE TEMPORARY PERSONNEL, INC. (the "Corporation"), do hereby certify:

                  1. The name of the Corporation is UNIFORCE TEMPORARY PERSONNEL, INC. and the name under which it was formed was "UTPI CORP."

                  2. The Certificate of Incorporation of the Corporation was filed on January 11, 1984.

                  3. The Certificate of Incorporation is amended as authorized by Section 801 of the Business Corporation Law to increase the aggregate number of shares of Common Stock which the Corporation shall have authority to issue.

                  4. To accomplish the foregoing amendment, Paragraph FOURTH of the Certificate of Incorporation is hereby deleted in its entirety and the following Paragraph FOURTH is hereby substituted in lieu thereof:

                                "FOURTH: The aggregate number of
                           shares which the Corporation shall
                           have authority to issue is 10,000,000
                           shares, $.01 par value per share, all
                           of which are the same class and all of
                           which are designated as common shares
                           (the "Common Stock")."

                  5. The foregoing amendment to the Certificate of Incorporation was authorized by the affirmative vote of all of the directors of the Corporation at a meeting duly held, at which meeting a quorum was present and voting throughout, following by the affirmative vote of the holders of at least a majority of the outstanding shares of the Corporation entitled to vote thereon at a meeting of the shareholders duly held, at which meeting a quorum was present and voting through.

                  IN WITNESS WHEREOF, we have duly executed this Certificate of Amendment and affirm that the statements contained herein are true under the penalties of perjury this 14th day of May, 1987.

                                             /s/ John Fanning
                                             --------------------------
                                             John Fanning, President

                                             /s/ Gordon Robinett
                                             --------------------------
                                             Gordon Robinett, Secretary

                              CERTIFICATE OF CHANGE

                                       OF
                       UNIFORCE TEMPORARY PERSONNEL, INC.

              (Under Section 805-A of the Business Corporation Law)

                  The   undersigned,   being  the   President   and   Secretary,
respectively, of Uniforce Temporary Personnel, Inc., do hereby certify and set forth:

                  1. The name of the corporation is Uniforce Temporary Personnel, Inc. (the "Corporation"). The Corporation was formed under the name UTPI Corp.

                  2. The Certificate of Incorporation of the Corporation was filed by the Department of Sate on the 11th day of January, 1984.

                  3. The Certificate of Incorporation of the Corporation is hereby changed as follows:

                           Paragraph    Seventh    of   the    Certificate    of
                  Incorporation, which sets forth a designation of the Secretary of State as agent of the Corporation upon whom process against it may be served and the post office address to which the Secretary of State shall mail a copy of any process against it served upon him, is hereby changed to be and read as follows:

                           "SEVENTH:  The Secretary of State of the
                           State of New York is hereby designated
                           the agent of this Corporation upon whom
                           process against this Corporation may be
                           served.  The post office address to
                           which the Secretary of State shall mail
                           a copy of any process against this
                           Corporation served upon him as agent of
                           this corporation to:  Olshan Grundman
                           Frome & Rosenzweig, 505 Park Avenue, New
                           York, New York 10022, Attention: David
                           J. Adler, Esq.

                  4. This change to the Certificate of Incorporation of the Corporation was authorized by the Board of Directors under Business Corporation Law ss.803(b).

                  IN WITNESS WHEREOF, the undersigned have executed and signed this certificate this 10th day of December, 1991, affirming that the statements made herein are true under penalties of perjury.

                                             /s/ John Fanning
                                             --------------------------
                                             John Fanning, President

                                             /s/ Diane J. Geller
                                             --------------------------
                                             Diane J. Geller, Secretary

                              CERTIFICATE OF CHANGE

                                       OF

                       UNIFORCE TEMPORARY PERSONNEL, INC.

              (Under Section 805-A of the Business Corporation Law)

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                       UNIFORCE TEMPORARY PERSONNEL, INC.
               (Under Section 805 of the Business Corporation Law)

                       Olshan Grundman Frome & Rosenzweig
                                 505 Park Avenue

                          New York, New York 10022-1170

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                       UNIFORCE TEMPORARY PERSONNEL, INC.
               (Under Section 805 of the Business Corporation Law)

                  We,   the   undersigned,    the   President   and   Secretary,
respectively, of UNIFORCE TEMPORARY PERSONNEL, INC., a New York corporation (the "Corporation"), hereby certify:

                  1. The name of the Corporation is UNIFORCE TEMPORARY PERSONNEL, INC. and the name under which it was formed was "UTPI

Corp."

                  2. The Corporation's Certificate of Incorporation was filed by the Department of State of the State of New York on

January 11, 1984.

                  3. The amendment of the Certificate of Incorporation of the Corporation to be effected by this Certificate of Amendment is to change the name of the Corporation from "Uniforce Temporary
Personnel, Inc." to "Uniforce Services, Inc."

                  4. To effect the foregoing amendment, Article First of the Certificate of Incorporation of the Corporation, relating to the name of the Corporation, is deleted in its entirety and the following Article First is inserted in its place:

                           "FIRST:  The name of the corporation is "Uniforce
                  Services, Inc." (the "Corporation").

                  5. The foregoing amendment to the Certificate of Incorporation was authorized by the affirmative vote of all of the directors of the Corporation at a meeting duly held, at which meeting a quorum was present and voting throughout, followed by the affirmative vote of the holders of at least a majority of the outstanding shares of Common Stock of the Corporation entitled to vote thereon at a meeting of the shareholders duly held, at which meeting a quorum was present and voting throughout.

                  IN WITNESS WHEREOF, we have duly executed this Certificate of Amendment and affirm that the statements contained herein are true under the penalties of perjury this 6th day of June, 1995.

                                             /s/ John Fanning
                                             --------------------------
                                             John Fanning, President

                                             /s/ Diane J. Geller
                                             --------------------------
                                             Diane J. Geller, Secretary

                                       -2-